Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Second Quarter Fiscal 2016 Results

$0.38 Per Share of Net Income Attributable to The RMR Group Inc.

Newton, MA (May 10, 2016). The RMR Group Inc. (NASDAQ: RMR) today announced its financial results for the quarter ended March 31, 2016.

Adam Portnoy, President and Chief Executive Officer, made the following statement regarding today’s announcement:

“The RMR Group’s second quarter results continue to demonstrate the stability of our revenue base and the ability of our platform to deliver strong operating margins. We remain focused on growing our business with existing client companies. Also, our strong balance sheet, which includes significant cash and no indebtedness, may allow us to consider strategic opportunities to further diversify our revenue sources.”

Second Quarter Fiscal 2016 Highlights:

•                  As of March 31, 2016, The RMR Group Inc. had approximately $22.0 billion of assets under management.

•                  The RMR Group Inc. earned real estate business and property management services revenues (excluding reimbursable payroll and related costs as well as advisory services revenues) for the three months ended March 31, 2016 from the following sources (dollars in thousands):

Managed REITs	$32,696	83.8%
Managed Operators	5,998	15.4%
Other	320	0.8%
Total Management Services Revenues	$39,014	100.0%

•                  For the three months ended March 31, 2016, net income was $15.7 million and net income attributable to The RMR Group Inc. was $6.1 million, or $0.38 per share.

•                  For the three months ended March 31, 2016, Adjusted EBITDA was $23.1 million and Adjusted EBITDA Margin was 55.2%.

•                  As of March 31, 2016, The RMR Group Inc. had cash and cash equivalents of $70.6 million and no indebtedness.

Summary Results for the Quarter and Six Months Ended March 31, 2016:

Total revenues for the quarter ended March 31, 2016 were $48.3 million. Net income attributable to The RMR Group Inc. for the quarter ended March 31, 2016 was $6.1 million, or $0.38 per share. Adjusted EBITDA for the quarter ended March 31, 2016 was $23.1 million.

Total revenues for the six months ended March 31, 2016 were $158.5 million. Net income attributable to The RMR Group Inc. for the six months ended March 31, 2016 were $23.2 million, or $1.45 per share. Adjusted EBITDA for the six months ended March 31, 2016 was $46.4 million (excluding $62.3 million of incentive management fees earned during the first fiscal quarter ended December 31, 2015).

Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Reconciliations of revenues determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Adjusted Revenues and of net income determined in accordance with GAAP to EBITDA and Adjusted EBITDA as well as a calculation of Adjusted EBITDA Margin appear later in this press release.

Comparisons of The RMR Group Inc.’s revenues, Adjusted Revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, and net income for the three and six months ended March 31, 2016 to the three and six months ended March 31, 2015 are presented later in this press release. However, when considering the financial data for the three and six months ended March 31, 2016 in comparison to the financial data for the three and six months ended March 31, 2015, investors should note that the businesses which now comprise the Company were privately owned by ABP Trust or its owners until June 5, 2015 and that The RMR Group Inc. did not become a publicly listed company until December 14, 2015. Prior to the reorganization which created the Company on June 5, 2015 and the public listing on December 14, 2015, the Company’s assets, structure and operations differed in several respects and such differences impact period to period comparisons. For further information regarding the reorganization and related changes, see The RMR Group Inc.’s filings with the Securities Exchange Commission, or SEC, including the Annual Report on Form 10-K filed on December 18, 2015, the Proxy Statement filed on January 22, 2016, and the Registration Statement (including the Prospectus) for the public distribution of the Company’s shares dated November 16, 2015, which are available at the SEC’s website, www.sec.gov.

Dividends:

On April 13, 2016, The RMR Group Inc. declared a cash dividend on its shares of Class A Common Stock and Class B-1 Common Stock payable to its shareholders in the amount of $0.2993 per share, which represents a regular quarterly dividend of $0.25 per share for the quarter ended March 31, 2016 ($1.00 per share per year) plus a pro rata dividend of $0.0493 for the period from December 14, 2015 (the date the public distribution of The RMR Group Inc.’s shares was completed) to December 31, 2015. This dividend will be paid on or about May 19, 2016 to RMR’s shareholders of record as of the close of business on April 25, 2016.

Conference Call:

At 1:00 p.m. Eastern Time today, President and Chief Executive Officer, Adam Portnoy, and Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal second quarter 2016 financial results.

The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, May 17, 2016. To access the replay, dial (412) 317-0088. The replay pass code is 10084426.

The RMR Group Inc. is a holding company and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC.  The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies.  As of March 31, 2016, The RMR Group LLC had approximately $22 billion of real estate assets under management including more than 1,300 properties and employed over 400 real estate professionals in 25 offices throughout the United States; the companies managed by The RMR Group LLC collectively had over 50,000 employees.  The RMR Group Inc. is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. OUR FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS “OUTLOOK”, “BELIEVE”, “EXPECT”, “POTENTIAL”, “WILL”, “MAY”, “ESTIMATE”, “ANTICIPATE”, DERIVATIVES OR NEGATIVES OF SUCH WORDS OR COMPARABLE WORDS. OUR FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, OUR FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS BEYOND OUR CONTROL.  FOR EXAMPLE:

•                  MR. PORTNOY’S STATEMENT THAT THE SECOND QUARTER RESULTS DEMONSTRATED THE STABILITY OF THE RMR GROUP INC.’S REVENUE BASE AND THE ABILITY OF THE RMR GROUP INC.’S PLATFORM TO DELIVER STRONG OPERATING MARGINS IS BASED UPON THE FACT THAT THE RMR GROUP INC. PROVIDES SERVICES TO SEVERAL CLIENT COMPANIES AND THAT THE RMR GROUP INC.’S CONTRACTS WITH SOME OF THESE CLIENT COMPANIES ARE LONG TERM.  HOWEVER, NOT ALL OF THE RMR GROUP INC.’S CLIENT CONTRACTS ARE LONG TERM AND EVEN THE RMR GROUP INC.’S LONG TERM CLIENT CONTRACTS MAY BE TERMINATED IN CERTAIN CIRCUMSTANCES. ALSO, THE RMR GROUP INC.’S MANAGEMENT FEES ARE BASED IN LARGE PART ON THE VALUE OF ASSETS OWNED BY THE RMR GROUP INC.’S CLIENT COMPANIES, THE MARKET CAPITALIZATION OF THE RMR GROUP INC.’S CLIENT COMPANIES OR THE REVENUES REALIZED BY THE RMR GROUP INC.’S CLIENT COMPANIES. THE LOSS OF ANY OF THE RMR GROUP INC.’S CLIENT CONTRACTS OR A DECLINE IN THE ASSETS, MARKET CAPITALIZATION OR REVENUES OF THE RMR GROUP INC.’S CLIENT COMPANIES MAY HAVE A MATERIAL ADVERSE IMPACT ON THE RMR GROUP INC.’S REVENUES AND MATERIALLY REDUCE THE RMR GROUP INC.’S OPERATING MARGINS AND CASH FLOWS.

•                  MR. PORTNOY ALSO STATES THAT THE RMR GROUP INC. REMAINS FOCUSED ON GROWING ITS BUSINESS WITH EXISTING CLIENT COMPANIES AND MAY CONSIDER WAYS TO FURTHER DIVERSIFY ITS REVENUE SOURCES. INCREASING BUSINESS WITH THE RMR GROUP INC.’S EXISTING CLIENT COMPANIES MAY NOT OCCUR. IN FACT, THE RMR GROUP INC. MAY REALIZE REDUCED REVENUES FROM ITS EXISTING CLIENT COMPANIES IN THE FUTURE. IN ADDITION, THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL BE ABLE TO FURTHER DIVERSIFY ITS REVENUE SOURCES OR THAT THE REVENUES IT MAY RECEIVE FROM ANY STRATEGIC INVESTMENTS IT MAY MAKE WILL INCREASE PROFITS OR CASH FLOWS TO THE RMR GROUP INC.

•                  THIS PRESS RELEASE STATES THAT THE RMR GROUP INC.’S REGULAR QUARTERLY DIVIDEND IS $0.25 PER SHARE FOR THE QUARTER ENDED MARCH 31, 2016. ALL FUTURE DIVIDENDS WILL BE DECLARED AND PAID WITHIN THE DISCRETION OF THE RMR GROUP INC.’S BOARD OF DIRECTORS. WHEN DECIDING WHETHER TO DECLARE AND PAY FUTURE DIVIDENDS, THE RMR GROUP INC.’S BOARD MAY TAKE ACCOUNT OF THE RMR GROUP INC.’S CURRENT AND PROJECTED EARNINGS, CASH FLOWS AND ALTERNATIVE USES FOR ANY AVAILABLE  CASH. THE RMR GROUP INC. BOARD MAY DECIDE TO LOWER OR EVEN ELIMINATE THE RMR GROUP INC.’S DIVIDENDS THERE CAN BE NO ASSURANCE THAT THE RMR GROUP INC. WILL CONTINUE TO PAY ANY REGULAR DIVIDENDS OR WITH REGARD TO THE AMOUNT OF DIVIDENDS IT MAY PAY.

THE INFORMATION CONTAINED IN THE RMR GROUP INC.’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE “SEC,” INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE RMR GROUP INC.’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE RMR GROUP INC.’S FORWARD LOOKING STATEMENTS. THE RMR GROUP INC.’S FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

THE RMR GROUP INC. UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW.

The RMR Group Inc.

Condensed Consolidated Statements of Income

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Revenues
Management services	$39,014	$42,123	$141,073	$81,333
Reimbursable payroll and related costs	8,759	7,074	16,249	14,108
Advisory services	560	613	1,141	1,205
Total revenues	48,333	49,810	158,463	96,646
Expenses
Compensation and benefits	21,561	20,714	42,865	43,559
Separation expense	—	—	163	116
General and administrative	6,488	4,672	13,000	9,687
Depreciation expense	501	571	984	1,150
Total expenses	28,550	25,957	57,012	54,512
Operating income	19,783	23,853	101,451	42,134
Interest and other income	51	665	76	1,163
Unrealized gains attributable to changes in fair value of stock accounted for under the fair value option	—	596	—	1,437
Income before income tax expense and equity in earnings of investee	19,834	25,114	101,527	44,734
Income tax expense	(4,086)	(3)	(15,400)	(3)
Equity in earnings of investee	—	72	—	100
Net income	15,748	$25,183	86,127	$44,831
Net income attributable to noncontrolling interest	(9,634)		(62,959)
Net income attributable to The RMR Group Inc.	$6,114		$23,168

Weighted average common shares outstanding - basic and diluted	16,002		16,001

Net income attributable to The RMR Group Inc. per common share - basic and diluted	$0.38		$1.45

The RMR Group Inc.

Reconciliation of Adjusted Revenues, EBITDA and Adjusted EBITDA and Calculation of Adjusted EBITDA Margin(1)

(dollars in thousands)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Reconciliation of Adjusted Revenues:
Total revenues	$48,333	$49,810	$158,463	$96,646
Plus: other asset amortization	2,354	—	4,708	—
Less: incentive business management fees earned	—	—	(62,263)	—
Less: reimbursable payroll and related costs	(8,759)	(7,074)	(16,249)	(14,108)
Adjusted Revenues	$41,928	$42,736	$84,659	$82,538

Reconciliation of EBITDA and Adjusted EBITDA:
Net Income	$15,748	$25,183	$86,127	$44,831
Plus: income tax expense	4,086	3	15,400	3
Plus: depreciation expense	501	571	984	1,150
EBITDA	20,335	25,757	102,511	45,984
Plus: other asset amortization	2,354	—	4,708	—
Plus: separation expense	—	—	163	116
Plus: transaction and acquisition related costs	455	—	1,313	—
Less: incentive business management fees earned	—	—	(62,263)	—
Less: unrealized gains attributable to changes in fair value of stock accounted for under the fair value option	—	(596)	—	(1,437)
Adjusted EBITDA	$23,144	$25,161	$46,432	$44,663

Calculation of Adjusted EBITDA Margin:
Adjusted Revenues	$41,928	$42,736	$84,659	$82,538
Adjusted EBITDA	$23,144	$25,161	$46,432	$44,663
Adjusted EBITDA Margin	55.2%	58.9%	54.8%	54.1%

(1)         Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and cash flow from operating activities. The RMR Group Inc. believes that Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain historical amounts, such as income tax and depreciation expenses, incentive business management fees, other asset amortization, transaction and acquisition related costs, certain separation expenses and unrealized gains attributable to changes in fair value of stock accounted for under the fair value option, Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with RMR’s historical operating performance and with the performance of other asset management businesses. Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to total revenues, net income, net income attributable to The RMR Group Inc., operating income or cash flow from operating activities determined in accordance with GAAP, or as an indicator of financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of The RMR Group Inc.’s needs. These measures should be considered in conjunction with total revenues, net income, net income attributable to The RMR Group Inc., operating income and cash flow from operating activities as presented in our consolidated statements of comprehensive income and consolidated statements of cash flows. Also, other asset management businesses may calculate Adjusted Revenues, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

The RMR Group Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

(Unaudited)

	March 31,	September 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$70,568	$34,497
Due from related parties	22,748	17,986
Prepaid and other current assets	4,006	2,863
Total current assets	97,322	55,346

Furniture and equipment	4,745	5,307
Leasehold improvements	1,065	852
Capitalized software costs	4,250	4,292
Total property and equipment	10,060	10,451
Accumulated depreciation	(5,842)	(5,772)
	4,218	4,679
Due from related parties, net of current portion	5,258	6,446
Deferred tax asset	45,834	46,614
Other assets, net of amortization	186,099	190,807
Total assets	$338,731	$303,892

Liabilities and Equity
Current liabilities:
Accounts payable, accrued expenses and deposits	$29,464	$18,439
Total current liabilities	29,464	18,439
Long term portion of deferred rent payable, net of current portion	632	450
Amounts due pursuant to tax receivable agreement	64,905	64,905
Employer compensation liability, net of current portion	5,258	6,446
Total liabilities	100,259	90,240

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 and 31,000,000 shares authorized; 15,007,500 and 15,000,000 shares issued and outstanding at March 31, 2016 and September 30, 2015, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	93,600	93,425
Retained earnings	30,471	7,303
Cumulative other comprehensive income	83	73
Cumulative common distributions	(8,416)	—
Total shareholders’ equity	115,769	100,832
Noncontrolling interest	122,703	112,820
Total equity	238,472	213,652
Total liabilities and equity	$338,731	$303,892